Exhibit 99.2

Press release

August 2021

Telecom Finance Veteran Misty Kawecki Joins DZS
as Chief Financial Officer

Brings more than 24 years of finance, accounting experience at MediaKind, Imagine Communications, GENBAND, McAfee and EY to role

PLANO, Texas, USA, August 2, 2021 – DZS (NASDAQ: DZSI), a global leader in optical and packet-based mobile transport, broadband connectivity, and software defined networking solutions, today announced the appointment of Misty Kawecki as Chief Financial Officer, effective today. Ms. Kawecki brings over 24 years of progressive finance and accounting experience at Big 4 accounting firms and public, private and private equity-owned companies to the role and will serve as a strategic advisor to CEO Charlie Vogt and the Board of Directors. She succeeds Tom Cancro, who served as CFO since 2019.

“On behalf of the Board and management team, I want to thank Tom for his many contributions to DZS, including his instrumental role in the company’s $64 million dollar gross proceeds follow-on equity raise and two acquisitions, and wish him well in his future endeavors,” said Charlie Vogt, President and CEO of DZS. “As I mark my first anniversary since joining DZS, and following 12 months of management, business and operations transformation – including record orders, revenue and backlog and new innovation – I am pleased to reunite with Misty, who I had the pleasure of working with at both Imagine Communications and GENBAND. Misty exemplifies our entrepreneurial, customer-first, ultra-fast paced culture, has extensive M&A experience and will excel in her new role with DZS.”

Prior to DZS, Ms. Kawecki served as CFO and head of operations at MediaKind, a large scale media platform (Mediaroom) spin-out from Ericsson. Before joining MediaKind, she served as the Chief Accounting Officer at Imagine Communications and prior to that, she held Vice President of finance roles at GENBAND and McAfee (Intel). She started her career at EY. Ms. Kawecki has a master’s degree in accounting from Texas Tech University.

“DZS has undergone a rapid turnaround under Charlie’s vision and leadership, positioning the company to win and grow through a once-in-a-generational investment cycle,” said Misty Kawecki. “I have seen first-hand Charlie’s effectiveness in driving transformation and growth and fostering entrepreneurial winning cultures. I couldn’t be more thrilled to once again join him and look forward to being part of a dynamic and inspiring team.”

© DZS

www.dzsi.cominfo@dzsi.com

Exhibit 99.2

Press release

August 2021

“The Board of Directors welcomes Misty as she joins a notable and experienced leadership team that is thriving in a market fueled by 5G, FTTx and software defined networking solutions,” said Barbara Carbone, member of the Board of Directors. “DZS is better positioned than ever before to take market-share in today’s burgeoning communications industry, and with this seasoned management team in-place, we look forward to what the next twelve months and beyond will bring for the company.”

For more information on DZS and its leadership team, visit https://dzsi.com/.

About DZS

DZS Inc. (NSDQ: DZSI) is a global leader in optical and packet-based mobile transport, broadband access and software defined networking solutions. With more than 20 million products in service and customers and alliance partners spanning more than 100 countries, DZS is helping many of the world’s most advanced and innovative service providers and enterprises leverage the power of 5G, 10gig fixed broadband, and software-defined networks to deliver cutting-edge services and lead in their markets.

DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings.  In addition, additional or unforeseen affects from the COVID-19 pandemic and the global economic climate may give rise to or amplify many of these risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which

© DZS

www.dzsi.cominfo@dzsi.com

Exhibit 99.2

Press release

August 2021

speak only as of the date on which they are made. DZS undertakes no obligation to update or revise any forward-looking statements for any reason.

For further information see: www.DZSi.com.
DZS on Twitter: https://twitter.com/dzs_innovation
DZS on LinkedIn: https://www.linkedin.com/company/DZSi/

Press Inquiries:
McKenzie Hurst, Thatcher+Co.
Phone: +1 408.888.6787
Email: mhurst@thatcherandco.com

© DZS

www.dzsi.cominfo@dzsi.com